Exhibit 10.11

KAPSTONE PAPER AND PACKAGING CORPORATION
KAPSTONE KRAFT PAPER CORPORATION

$40,000,000

8.30% SENIOR SECURED NOTES DUE JULY 1, 2015

NOTE PURCHASE AGREEMENT

Dated as of July 1, 2008

TABLE OF CONTENTS

(Not Part of Agreement)

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PURCHASER SCHEDULE

SCHEDULE 3A	—	EXCLUDED ESTOPPEL AND CONSENT AGREEMENTS
SCHEDULE 3H	—	MATERIAL ADVERSE EFFECT
SCHEDULE 6B(f)	—	EXISTING DEBT
SCHEDULE 6B(g)	—	DEBT TO BE REPAID
SCHEDULE 6C	—	EXISTING LIENS
SCHEDULE 6I	—	UNCONDITIONAL PURCHASE OBLIGATIONS
SCHEDULE 6L	—	INVESTMENTS
SCHEDULE 6R	—	HOLDING COMPANY CONTRACTS
SCHEDULE 8A(1)	—	SUBSIDIARIES
SCHEDUL 8C	—	ACTONS PENDING
SCHEDULE 8F	—	TAXES
SCHEDULE 8G	—	LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 8K	—	FILINGS AND RECORDINGS
SCHEDULE 8Q	—	INFORMATION REGARDING THE PARENT AND SUBSIDIARIES
SCHEDULE 8T	—	LABOR MATTERS
SCHEDULE 8V	—	CASUALTY
SCHEDULE 8W	—	MATERIAL CONTRACTS

EXHIBIT A	—	FORM OF NOTE
EXHIBIT B	—	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C	—	FORM OF GUARANTY AGREEMENT
EXHIBIT D-1	—	FORM OF OPINION OF COMPANY’S AND GUARANTORS’ COUNSEL
EXHIBIT D-2	—	FORM OF OPINION OF COMPANY’S AND GUARANTOR’S LOCAL COUNSEL

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KAPSTONE PAPER AND PACKAGING CORPORATION
KAPSTONE KRAFT PAPER CORPORATION
1101 Skokie Boulevard, Suite 300
Northbrook, Illinois  60062

As of July 1, 2008

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

The undersigned, Kapstone Kraft Paper Corporation, a Delaware corporation (the “Company”), and Kapstone Paper and Packaging Corporation, a Delaware corporation and the owner of all of the outstanding shares of capital stock of the Company (the “Parent”), hereby agree with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below.  Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined.

1.             AUTHORIZATION OF ISSUE OF NOTES.  The Company will authorize the issue of its senior secured promissory notes (the “Notes”) in the aggregate principal amount of $40,000,000, to be dated the date of issue thereof, to mature July 1, 2015, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 8.30% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto.  The term “Notes” as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

2.             PURCHASE AND SALE OF NOTES.  The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount.  The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois, 60606, one or more Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be July 1, 2008

(herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

3.             CONDITIONS OF CLOSING.  Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

3A.          Documents.  Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies, of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and on the date of closing in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

(i)            the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

(ii)           an Intercreditor and Collateral Agency Agreement among the Purchasers, the Bank Agent, the Collateral Agent, the Company and the Guarantors (herein, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, called the “Intercreditor Agreement”);

(iii)          a Guaranty Agreement made by each Guarantor in favor of the holders of the Notes in the form of Exhibit C attached hereto (together with any other guaranty pursuant to which the Notes are guarantied and which is entered into as contemplated hereby or by the Intercreditor Agreement or by any other Transaction Document, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, together with all joinders thereto, the “Guaranty Agreement”);

(iv)          a Pledge and Security Agreement made by the Company and each Guarantor in favor of the Collateral Agent for the benefit of the Banks and the holders of the Notes under which the Notes, the Company’s obligations under the Credit Agreement and such Guarantor’s obligations under its Guaranty Agreement are secured by a security interest in all personal property of the Company and such Guarantor, including without limitation by a pledge of all of the capital stock of or other ownership interests in the Company and each Subsidiary of the Company (together with any other security agreement pursuant to which the Notes are secured and which is entered into as contemplated hereby, by the Intercreditor Agreement or by any other Transaction Document, as the same may be amended, modified, or supplemented from time to time in accordance with the provisions thereof, collectively called the “Security Agreements” and individually called a “Security Agreement”);

(v)           a Mortgage or Leasehold Mortgage made by the Company and each Guarantor, as appropriate, with respect to each parcel of real property owned or leased by the Company or such Guarantor which is listed on Schedule 8Q hereto in favor of the Collateral Agent for the benefit of the Banks and the holders of the Notes under which the Notes, the Company’s obligations under the Credit Agreement and such Guarantor’s obligations under its Guaranty Agreement, as applicable, are secured by a mortgage lien in such parcel or leasehold interest, as the case may be (together with any other mortgage pursuant to which the Notes are secured and which is entered into as contemplated hereby, by the Intercreditor Agreement or by any other Transaction Document, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, collectively called the “Mortgages” and individually called a “Mortgage”);

(vi)          Deposit Account Control Agreements and the Securities Account Control Agreements made by the Company and each Guarantor to the extent required under the Security Agreement, in favor of the Collateral Agent for the benefit of the Banks and the holders of the Notes under which the Notes, the Company’s obligations under the Credit Agreement and such Guarantor’s obligations under its Guaranty Agreement, as applicable, are secured by a lien in such each deposit account and each securities account of the Company and the Guarantors described therein;

(vii)         except as set forth on Schedule 3A, estoppel and consent agreements executed by each of the lessors of the leased real properties of the Company and each Guarantor, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in such Purchaser’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to such Purchaser;

(viii)        all chattel paper, instruments and documents of title in which the Collateral Agent has been granted a security interest and are then required under the Collateral Documents to be delivered to the Collateral Agent, together with the related transfer documents executed in blank, in each case received by the Collateral Agent, all Uniform Commercial Code financing statements perfecting the security interests and liens granted to the Collateral Agent, duly filed in all offices necessary to perfect such security interests and liens or deemed by such Purchaser to be advisable, and all such other certificates, documents, agreements, recording and filings necessary to establish a valid and perfected first priority lien and security interest (subject only to Liens described in paragraph 6C) in favor of the Collateral Agent in all of the Collateral or deemed by such Purchaser to be advisable;

(ix)           a Secretary’s Certificate signed by the Secretary or an Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things, (a) as to the names, titles and true signatures of the officers of the Company or such Guarantor, as the case may be, authorized to sign the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation or other formation document of the Company or such Guarantor, as the case may be, certified by the Secretary of State of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws, operating agreement or other organizational document of the Company or the Guarantor, as the case may be, which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d), below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company or such Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of the Transaction Documents to which the Company or such Guarantor, as the case may be, is a party, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or such Guarantor, as the case may be, or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that the Transaction Documents executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its board of directors or other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

(x)            a certificate of corporate or other type of entity and tax good standing for the Company and each Guarantor from the Secretary of State of the state of organization of the Company and each Guarantor and of each state in which the Company or any Guarantor is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;

(xi)           Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company, any Subsidiary or any Guarantor (under its present name and previous names) or any Seller (to the extent the collateral described on such financing statement includes any “Purchased Assets” as defined in the Mead Purchase Agreement) as debtor and which are filed in the office of the Secretary of State in any state in which the Company, any Subsidiary or any Guarantor or any Seller is located (as determined under the UCC), and lien and judgment search reports from the county recorder of any county in which the Company, any Subsidiary or any Guarantor or any Seller maintains an office or in which any assets of the Company, any Subsidiary or any Guarantor or any Seller (to the extent such assets include any “Purchased Assets” as defined in the Mead Purchase Agreement) are located; and

(xii)          such other certificates, documents and agreements as such Purchaser may reasonably request.

3B.          Opinion of Purchasers’ Special Counsel.  Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

3C.          Opinion of Company’s and Guarantors’ Counsel.  Such Purchaser shall have received from (i) Sonnenschein Nath & Rosenthal LLP, special counsel for the Company and the Guarantors, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit D-1 attached hereto, (ii) Ellis Lawhorne & Sims, P.A., special South Carolina counsel to the Company and the Guarantors, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit D-2 attached hereto, and (iii) Seller’s counsel, a favorable opinion delivered in connection with the Kraft Acquisition which opinion is either (A) addressed to such Purchaser or (B) accompanied by a reliance letter from such counsel addressed to such Purchaser that expressly states that such Purchaser may rely on such opinion, and each of the Parent and the Company, by its execution hereof, hereby requests and authorizes the counsel referenced in clauses (i) and (ii) to render such opinions and to allow such Purchaser to rely on such opinions, and understands and agrees that each Purchaser receiving such opinions will be relying, and is hereby authorized to rely, on such opinions.

3D.          Representations and Warranties; No Default; Satisfaction of Conditions; Material Adverse Effect.  The representations and warranties contained in paragraph 8 hereof and in the other Transaction Documents shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby, including the consummation of the Kraft Acquisition, and by the other Transaction Documents; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby, including the consummation of the Kraft Acquisition, and by the other Transaction Documents; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the other Transaction Documents to be performed or satisfied on or before the date of closing; and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate of the Parent, dated the date of closing, to each such effect.

3E.          Purchase Permitted By Applicable Laws; Approvals.  The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents and the Mead Purchase Agreement or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser, and the Company and each Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

3F.          Title Insurance, Surveys and Environmental Assessments.  Such Purchaser shall have received (i) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or binder therefore (the “Mortgage Policies”), with endorsements and in amounts acceptable to the Required Holders, issued, coinsured and reinsured by title insurers acceptable to such Purchaser, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only those encumbrances specifically permitted under each respective Mortgage and other Liens permitted under the Transaction Documents, and providing for such other affirmative insurance (including for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as such Purchaser may deem necessary or desirable, (ii) Express Map form surveys, for which all necessary fees (where applicable) have been paid, and dated no more than 30 days before the day of closing, and which shall be in form sufficient to delete any standard “survey exception” which would otherwise be contained in the related Mortgage Policy, certified to such Purchaser and the issuer of the Mortgage Policies in a manner satisfactory to such Purchaser by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to such Purchaser, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to such Purchaser, (iii) engineering, soils and other reports (including environmental audits and corresponding reliance letters) as to the properties described in the Mortgages, from professional firms acceptable to such Purchaser, (iv) evidence of the insurance required by the terms of the Mortgages, and (v) evidence that all other action that such Purchaser or the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

3G.          Certificates of Insurance.  The Company shall have delivered from insurance carriers acceptable to such Purchaser certificates of insurance in such forms and amounts acceptable to such Purchaser evidencing insurance required to be maintained under paragraph 5F hereof or under any of the Collateral Documents under insurance policies with loss payable and additional insured clauses in favor of the Collateral Agent and acceptable to such Purchaser.

3H.          Material Adverse Change.  No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Parent, the Company and its Subsidiaries, taken as a whole, since December 31, 2007 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment, except as set forth on Schedule 3H hereto.

3I.           New Credit Agreement.  The Credit Agreement, providing for a $100,000,000 revolving credit facility to the Company and for term loans to the Company in the aggregate principal amount of $415,000,000 (or if the Term B-2 Loan (as defined in the Credit Agreement) is funded prior to the date of closing, then $455,000,000) and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company, the Bank Agent and the Banks, and shall be in full force and effect.  All conditions precedent to the making of the term loans and the initial revolving loan under the Credit Agreement shall have been satisfied (except to the extent waived with the consent of such Purchaser) and the Company shall have received the proceeds of the term loans and the initial revolving loan thereunder.  Such Purchaser shall have received a copy of the Credit Agreement and all instruments, documents and agreements delivered at the closing of making of the term loan and the initial revolving loan thereunder, certified by an Officer’s Certificate of the Parent, dated the date of closing, as correct and complete.

3J.          Termination of Existing Credit Agreement.  All obligations of the Company under the Credit Agreement, dated January 2, 2007, between the Company, LaSalle Bank National Association, as agent, and the lenders party thereto (as amended and in effect on the date of closing, the “Existing Credit Agreement”), shall have been discharged, the Existing Credit Agreement shall have been terminated, all liens and security interests securing any of such obligations, and all financing statements or other filings and recordings relating thereto, shall have been terminated and released, or such Purchaser shall have received payoff letters with respect to the release of such liens and termination of such financing statements, and otherwise in form and substance satisfactory to such Purchaser, and such payoff letters shall be in full force and effect, and such Purchaser shall have received such evidence as it may reasonably request to demonstrate the satisfaction of the foregoing.

3K.          Kraft Acquisition.  The Asset Purchase Agreement dated April 4, 2008, among the Sellers, the Parent and Oak Acquisition LLC (the “Mead Purchase Agreement”), shall be in form and substance satisfactory to such Purchaser, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect.  All conditions precedent to the Company’s obligations to acquire the “Purchased Assets” (as defined in the Mead Purchase Agreement) thereunder (the “Kraft Acquisition”) shall have been satisfied (except to the extent waived with the consent of such Purchaser), and substantially concurrently with the closing of the transaction contemplated hereby, Oak Acquisition LLC (now known as Kapstone Charleston Kraft LLC) shall have consummated the acquisition of the assets to be acquired thereunder.  All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery or performance of the Mead Purchase Agreement or the consummation of the transactions contemplated thereby shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.  Such Purchaser shall have received (i) a copy of the Mead Purchase Agreement and all instruments, documents and agreements related thereto (the “Kraft Acquisition Documents”), and all other Related Agreements, certified by an Officer’s Certificate of the Parent, dated the date of closing, as correct and complete, (ii) an Officer’s Certificate of the Parent, dated as of the date of closing, certifying that no event or circumstance since December 31, 2007 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (as such term is defined in the Mead Purchase Agreement) except as set forth on Schedule 3H hereto shall have occurred or be threatened; and (iii) evidence that the sum of (a) the aggregate purchase price of the Kraft Acquisition, (b) the amount required to refinance the Existing Credit Agreement and (c) related fees and expenses shall not exceed $551,000,000.

3L.          Note Assignment; BONY Documents; SCANA Side Letters; Underwriting Agreement; Warrants; International Paper Purchase Agreement.  Such Purchaser shall have received a copy of (i) the assignment agreement relating to the assignment of the Cogen Notes from Teachers to the Seller (the “Note Assignment”), (ii) the acknowledgement signed by Teachers relating to the Note Assignment, (iii) the BONY documents, (iv) the SCANA Side Letters, (v) the Underwriting Agreement, (vi) the Warrants and (vii) the International Paper Purchase Agreement, each on terms and conditions satisfactory to such Purchaser, certified by an Officer’s Certificate of the Parent, dated the date of closing, as correct and complete.

3M.                         Financial Information.  Such Purchaser shall have received:

(i)            the financial statements described in paragraph 8B;

(ii)           projected income statements, balance sheets and cash flow statements prepared by the Company on a Pro Forma Basis and giving effect to the Kraft Acquisition, the issuance of the Notes contemplated hereby and the Loans (as defined in the Credit Agreement) contemplated by the Credit Agreement and the use of proceeds therefrom, on a quarterly basis for the fiscal year ending December 31, 2008 and on an annual basis for each fiscal year thereafter;

(iii)          a pro forma consolidated balance sheet of the Parent and its Subsidiaries as of the date of the most recent consolidated balance sheet delivered pursuant to clause (ii) of this paragraph 3M, adjusted to give effect to the consummation of the Kraft Acquisition and the issuance of the Notes contemplated hereby and the Loans (as defined in the Credit Agreement) contemplated by the Credit Agreement as if such transactions had occurred on such date, and which is consistent in all material respects with the sources and uses of cash for the Kraft Acquisition previously described to such Purchaser and the forecasts previously provided to such Purchaser; and

(iv)          an officer’s certificate prepared by the chief financial officer of the Company as to the financial condition, solvency and related matters of the Company and its Subsidiaries, after giving effect to the Kraft Acquisition, the issuance of the Notes and the Loans (as defined in the Credit Agreement) to be made on the date of closing and the other transactions contemplated by the Transaction Documents, in form and substance reasonably satisfactory to such Purchaser.

3N.          Capitalization.  The pro forma capitalization and structure of the Parent and its Subsidiaries (excluding any change in ownership of the Parent involving a non-material shareholder) after giving effect to the Kraft Acquisition as disclosed in the Mead Purchase Agreement shall not have been modified in any material respect without the approval of the Required Holders.

3O.         Debt.  Such Purchaser shall have received evidence that the Parent and its Subsidiaries shall have no Debt other than the Debt evidenced by the Notes and other Debt permitted pursuant to paragraph 6B.

3P.          Intercompany Subordinated Note.  Such Purchaser shall have received a copy of the Intercompany Subordinated Note in form and substance satisfactory to such Purchaser, certified by an Officer’s Certificate of the Parent, dated the date of closing, as correct and complete.

3Q.         Fees and Expenses.  Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchaser referred to in paragraph 3B hereof.

3R.          Structuring Fee.  The Company shall have paid to such Purchaser, by wire transfer of immediately available funds, such Purchaser’s ratable portion (in proportion to the aggregate principal amount of the Notes to be purchased by such Purchaser) of a structuring fee in the aggregate amount, for all Purchasers, of $300,000.00.

3S.          Proceedings.  All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

4.             PREPAYMENTS.  The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraphs 4A and 4E, the optional prepayments permitted by paragraph 4B, and upon acceleration pursuant to paragraph 7A.

4A(1).     Required Prepayments.  Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $3,000,000 on July 1, 2009, $4,000,000 on July 1, 2010, and $5,000,000 on July 1 in each of the years 2011 to 2014, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates (provided that upon any prepayment or purchase of the Notes pursuant to paragraph 4B, 4E or 4F the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A(1) on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase).  The remaining outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon, shall become due on July 1, 2015, the maturity date of the Notes.

4A(2).     Required Prepayment Pursuant to Intercreditor Agreement.  If any amounts are to be applied to the principal of the Notes on any date pursuant to the terms of the Intercreditor Agreement other than as a result of a Senior Debt Prepayment Event (prepayments as a result of which are governed by paragraph 4E), such principal amount of the Notes, together with interest thereon to such date and together with the Yield-Maintenance Amount, if any, with respect to each Note, shall be due and payable on such date.  Any partial prepayment of the Notes pursuant to this paragraph 4A(2) shall be applied in satisfaction of the required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in the  inverse order of their scheduled due dates.

4B.          Optional Prepayment With Yield-Maintenance Amount.  The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $1,000,000 and in a minimum amount of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.  Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) on a pro rata basis in proportion to the respective amounts thereof.

4C.          Notice of Optional Prepayment.  The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B.  Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date.  The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

4D.          Partial Payments Pro Rata.  In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4A(1), 4A(2) or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

4E.          Offer to Prepay Notes upon a Senior Debt Prepayment Event.

4E(1).     Notice of Senior Debt Prepayment Event.  The Company will, at least 15 days prior to any Senior Debt Prepayment Event (or, if such prior notice is not possible, as promptly as possible), give written notice of such Senior Debt Prepayment Event to each holder of the Notes.  Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).

4E(2).     Notice of Acceptance of Offer under Paragraph 4E(1).  If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 4E(1) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

4E(3).     Offer to Prepay Notes.  The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, the Ratable Portion of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Senior Debt Prepayment Event.

4E(4).     Rejection; Acceptance.  A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute a rejection of such offer by such holder if no Event of Default exists at the time of such Senior Debt Prepayment Event and no Event of Default would result therefrom, or an acceptance of such offer by such holder if an Event of Default exists at the time of such Senior Debt Prepayment Event or would result therefrom.

4E(5).     Prepayment.  Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes to be prepaid, together with interest on the principal amount of such Notes to be prepaid accrued to the date of prepayment and, if an Event of Default exists at the time of such Senior Debt Prepayment Event or would result therefrom, the Yield-Maintenance Amount, if any, with respect thereto.  The prepayment shall be made at the time of occurrence of a Senior Debt Prepayment Event.

4E(6).     Officer’s Certificate.  Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date (which shall be the date of the Senior Debt Prepayment Event), (ii) that such offer is made pursuant to this paragraph 4E, (iii) the Ratable Portion of the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on the ratable Portion of each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this paragraph 4E have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Senior Debt Prepayment Event.

4F.          No Acquisition of Notes.  The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions.  Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

5.             AFFIRMATIVE COVENANTS.

5A.          Financial Statements.  Each of the Parent and the Company  covenants that it will deliver to each Significant Holder in duplicate:

(i)            as soon as practicable and in any event within 30 days after the end of each month (other than the last month of a quarterly period) in each fiscal year, consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such month, and a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such month, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, however, that any comparisons delivered in accordance with this clause (i) with respect to any period preceding the date of closing shall include a comparison with respect to the Business for such period;

(ii)           as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the budget for such quarterly period and for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided, however, that any comparisons delivered in accordance with this clause (ii) with respect to any period preceding the date of closing shall include a comparison with respect to the Business for such period;

(iii)          as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of earnings and cash flows of the Parent and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the budget for such fiscal year and from the preceding annual audit, all in reasonable detail and prepared in accordance with generally accepted accounting principles and, as to the consolidated statements, certified without reference to going concern value and without qualification by independent public accountants of recognized national standing selected by the Parent and reasonably acceptable to the Required Holder(s), and, as to the consolidating statements, certified by an authorized financial officer of the Parent; provided, however, that any comparisons delivered in accordance with this clause (iii) with respect to any period preceding the date of closing shall include a comparison with respect to the Business for such period;

(iv)          promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to the Parent’s public stockholders generally and copies of all registration statements (without exhibits) (other than on Form S-8) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(v)           promptly upon receipt thereof, a copy of each management letter or other report submitted to the Parent, the Company or any other Subsidiary of the Parent by independent accountants in connection with any annual or interim audit made by them of the books of the Parent, the Company or any other Subsidiary of the Parent;

(vi)          as soon as practicable, and in any event not later than 45 days after the commencement of each fiscal year, financial projections for the Parent and its Subsidiaries for such fiscal year (including quarterly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Parent to the Purchasers prior to the date of closing or otherwise in a manner reasonably satisfactory to the Required Holders, accompanied by an Officer’s Certificate of the Parent on behalf of the Parent to the effect that (a) such projections were prepared by the Parent in good faith, (b) the Parent has a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions;

(vii)         promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Parent or the Subsidiary affected thereby with respect thereto:

(a)           any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the holders of the Notes which has been instituted or, to the knowledge of the Company or the Parent, is threatened against the Parent or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(b)           the institution of any steps by any member of the Controlled Group or any other Person to terminate any Plan, or the failure of any ERISA Affiliate to make a required contribution to any Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, or the taking of any action with respect to a Plan which could result in the requirement that the Parent or any Subsidiary furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan or Multiemployer Plan which could result in the incurrence by any ERISA Affiliate of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan), or any material increase in the contingent liability of the Parent or any Subsidiary with respect to any post-retirement welfare benefit plan or other employee benefit plan of the Company or another ERISA Affiliate, or any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent but only to the extent that the event(s) described in this subsection individually or in the aggregate might reasonably be expected to have a Material Adverse Effect;

(c)           any cancellation or material change in any material insurance maintained by the Parent or any Subsidiary; or

(d)           any other event (including (1) any violation of any Environmental Law or the assertion of any Environmental Claim or (2) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

(viii)        promptly following receipt, copies of any material notices (including notices of default or acceleration) received in connection with the Related Transactions;

(ix)           simultaneously with the transmission thereof, to the extent not otherwise furnished hereunder, copies of all notices, reports, financial statements or other communications given to the Bank Agent or the Banks under the Credit Agreement, excluding routine borrowing requests and notices selecting interest rates applicable thereto; and

(x)            with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (ii) and (iii) above, the Parent will deliver to each Significant Holder an Officer’s Certificate of the Parent demonstrating (with computations in reasonable detail) compliance by the Parent and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6B, 6D, 6E, 6F and 6L and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Parent and its Subsidiaries propose to take with respect thereto.  The Parent also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer’s Certificate of the Parent specifying the nature and period of existence thereof and what action the Parent proposes to take with respect thereto.

Documents required to be delivered pursuant to paragraphs 5A(i), (ii) (iii) and (iv) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address [www.kapstonepaper.com] to which each holder of the Notes has access; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each holder of the Notes has access (whether a commercial, third-party website); provided that:  (a) the Parent shall deliver paper copies of such documents to each Significant Holder that requests the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by such Significant Holder and (b) the Parent shall notify each holder of the Notes (by telecopier or, if instructed by such Significant Holder, electronic mail) of the posting of any such documents and provide to the such Significant Holder by electronic mail, electronic versions (i.e., soft copies) of such documents and any passwords or other requirements to access such documents on the website where they have been posted.  Notwithstanding anything contained herein, in every instance the Parent shall be required to provide paper copies of the Officer’s Certificates of the

Parent and the certificate of accountants described in the prior paragraph to each Significant Holder.

5B.          Information Required by Rule 144A.  The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act.  For the purpose of this paragraph 5B, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

5C.          Inspection of Property.  Each of the Parent and the Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder’s expense if no Default or Event of Default exists and at the Company’s expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Parent, the Company and any Subsidiary, to examine the corporate books and financial records of the Parent, the Company and any Subsidiary and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Parent and the Company and its independent public accountants, all at such reasonable times and with reasonable notice (or at any time without notice if an Event of Default exists) and as often as such Significant Holder may reasonably request.

5D.          Covenant to Secure Notes Equally.  Each of the Parent and the  Company covenants that if the Parent, the Company or any other Subsidiary of the Parent shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Notes to enforce the provisions of paragraph 6C.

5E.          Compliance with Law.  Each of the Parent and the Company covenants that it will, and will cause each of the Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in full force and effect all licenses, certificates, permits, franchises, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Parent and its Subsidiaries or any of their respective properties necessary to the ownership, operation or maintenance of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in full force and effect such licenses, certificates, permits, franchises, operating rights and other authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5F.          Maintenance of Insurance.  Each of the Parent and the  Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

5G.          Maintenance of Properties.  Each of the Parent and the  Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times, provided that this paragraph 5G shall not prevent the Parent or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5H.          Payment of Taxes.  Each of the Parent and the Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Parent nor any Subsidiary of the Parent need pay any such tax, assessment, charge, levy or amount payable if (i) the amount, applicability or validity thereof is being actively contested by the Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Parent or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate could not reasonably be expected to have a Material Adverse Effect.

5I.           Corporate Existence.  Each of the Parent and the Company will at all times preserve and keep in full force and effect its corporate existence.  The Parent will at all times preserve and keep in full force and effect the corporate existence of the Company.  Subject to paragraphs 6F and 6G, each of the Parent and the Company will at all times preserve and keep in full force and effect the corporate, limited liability company or partnership, as the case may be, existence of each of the Subsidiaries (other than the Company), unless the termination of or failure to preserve and keep in full force and effect such corporate existence, certificate, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5J.          Lines of Business.  Each of the Parent and the Company covenants that it will not, and it will not permit any of the Subsidiaries to, engage in any business if, as a result thereof, the general nature of the businesses of the Parent and its Subsidiaries, taken as a whole, would be substantially changed from the businesses of the Parent and its Subsidiaries as conducted as of the date of closing.

5K.          Subsequent Guarantors.  Each of the Parent and the Company covenants that if at any time any Person, which is not a Domestic Subsidiary as of the date hereof, shall become a Domestic Subsidiary, the Parent and the Company will cause such Person to execute and deliver to the holders of the Notes a joinder to the Guaranty Agreement substantially in the form of the joinder attached to the Guaranty Agreement delivered at the closing pursuant to paragraph 3A(iii) hereof, and will cause such Person to comply with the provisions of paragraph 5L hereof.  Each such joinder shall be accompanied by a certificate of the Secretary or Assistant Secretary of such Person certifying such Person’s charter and by-laws (or comparable governing documents), resolutions of the board of directors (or comparable governing body) of such Person authorizing the execution and delivery of such joinder to the Guaranty Agreement and documents executed by such Person pursuant to paragraph 5L hereof and incumbency and specimen signatures of the officers of such Person executing such documents.  Without limiting the generality of the foregoing, the Company shall cause Cogen JV and any other Domestic Subsidiary acquired or formed in connection with the consummation of the Kraft Acquisition to comply with the provisions of this paragraph 5K and the provisions of paragraph 5L not later that 14 days after the date of closing.

5L.          Deliveries; Further Assurances.  Each of the Parent and the Company covenants to, and to cause each Subsidiary to, at its sole expense, promptly execute and deliver, or cause to be executed and delivered, to the holders of the Notes or the Collateral Agent, in due form for filing or recording (the Company hereby agrees to pay the cost of filing or recording the same (including without limitation any and all filing fees and recording taxes)) in all public offices necessary or deemed necessary by the Required Holder(s) or the Collateral Agent, such collateral assignments, security agreements, pledge agreements, mortgages, leasehold mortgages, warehouse receipts, bailee letters, consents, waivers, financing statements and other instruments and documents, and do such other acts and things, including, without limitation, all acts and things as the Required Holder(s) or the Collateral Agent may from time to time reasonably request, to establish and maintain to the satisfaction of the Required Holder(s) and the Collateral Agent a valid and perfected first priority security interest in favor of the Collateral Agent in all of the present and/or future Collateral free of all other Liens whatsoever (subject only to the Liens permitted by paragraph 6C), and to deliver to the Collateral Agent or the holders of the Notes such certificates, documents, instruments and opinions in connection therewith as may be reasonably requested by the Collateral Agent or the Required Holder(s), each in form and substance reasonably satisfactory to the Collateral Agent and the Required Holder(s).  In the event that the Company or any Subsidiary hereafter acquires any real property or interest in real property on which a Lien is required to be granted to the Collateral Agent pursuant to this paragraph, then the Company shall also supply to the Collateral Agent and the holders of the Notes, at the Company’s sole cost and expense, a survey, environmental report, hazard insurance policy and a mortgagee’s policy of title insurance from a title insurer reasonably acceptable to the Required Holder(s) insuring the validity of such Lien on the real property or interest in real property encumbered thereby, each in form and substance reasonably satisfactory to the Collateral Agent and the Required Holder(s).  Each of the Parent and the Company hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all other persons designated by the Collateral Agent for that purpose) as the Parent’ and the Company’s true and lawful agent and attorney-in-fact to, if the Parent or the Company, as the case may be, fails to do so as required upon the request of the Required Holder(s) or the Collateral Agent, sign the Parent’s or the Company’s, as the case may be, name on any such agreements, instruments and documents referred to in the preceding sentences and to deliver such agreements, instruments and documents to such Persons as the Required Holder(s) or the Collateral Agent in their sole discretion may elect.

5M.         Agreement Assuming Liability on Notes.  Each of the Parent and the Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation of the Parent or any Subsidiary under the Credit Agreement or any other Loan Documents (as defined in the Credit Agreement), the Parent and the Company will, at the same time, cause such Person to deliver to the holders of the Notes an agreement pursuant to which such Person becomes similarly liable on the Notes.  The delivery of such an agreement shall not in any way limit or modify the rights of the holders of the Notes to enforce the provisions of paragraph 6B.

5N.          Compliance with Terms of Leaseholds.  Each of the Parent and the Company covenants to, and shall cause its Subsidiaries to, make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent, the Company or any other Subsidiary is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the holders of the Notes of any default by any party with respect to such leases and cooperate with the holders of the Notes in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

5O.         Material Contracts.  Each of the Parent and the Company covenants to, and shall cause the Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect (except in connection with the termination or replacement of such Material Contracts in the ordinary course of business), enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5P.          Amendments to Credit Agreement or Loan Documents.  Each of the Parent and the Company covenants that if either the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement as in effect on the date of closing) is amended after the date of closing to change (in a manner that is more restrictive to the Parent, the Company or any of the other Subsidiaries) any financial covenant, negative covenant or event of default as it exists on the date of closing, or any such section or other provision of such document is amended to include any additional financial covenants, negative covenants or events of default that are not set forth in (or that are more restrictive than those set forth in) this Agreement, then the Parent and the Company shall, and shall cause each applicable Subsidiary to, offer to amend this Agreement and/or the other Transaction Documents, as applicable (and, upon the request of the Required Holders, the Parent and the Company shall, and shall cause each applicable Subsidiary to, execute appropriate amendment documents) to reflect corresponding changes.

6.             NEGATIVE COVENANTS.

6A.          Financial Covenants.

6A(1).     Total Leverage Ratio.  The Parent covenants is shall not permit the Total Leverage Ratio as of the end of any fiscal quarter of the Parent set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2008	N/A	4.00:1.00	4.00:1.00	3.75:1.00
2009	3.50:1.00	3.50:1.00	3.50:1.00	3.00:1.00
2010	3.00:1.00	3.00:1.00	3.00:1.00	3.00:1.00
2011	3.00:1.00	3.00:1.00	3.00:1.00	3.00:1.00
2012	3.00:1.00	3.00:1.00	3.00:1.00	3.00:1.00
2013	3.00:1.00	2.50:1.00	2.50:1.00	2.50:1.00
Thereafter	2.50: 1.00	2.50: 1.00	2.50: 1.00	2.50: 1.00

6A(2).     Fixed Charge Coverage Ratio.  The Parent covenants it shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than (i) from the date of closing to and including the fiscal quarter ending September 30, 2011, 1.10:1.00 and (ii) commencing with the fiscal quarter ending December 31, 2011 and thereafter, 1.15:1.00.

6B.          Debt.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

(a)           the obligations under this Agreement and Notes;

(b)           Debt secured by Liens permitted by paragraph 6C(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $5,000,000;

(c)           Debt (other than the Intercompany Subordinated Debt) of the Company to any Guarantor or of any Guarantor to the Company; provided that to the extent requested in writing by the Required Holders such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Required Holders and pledged and delivered to the Collateral Agent pursuant to the Collateral Documents as additional collateral security for the Notes, and the obligations under such demand note shall be subordinated to the Notes in a manner reasonably satisfactory to the Required Holders;

(d)           the Earn-Out Obligations;

(e)           Hedging Obligations incurred for bona fide hedging purposes and not for speculation, and Debt in respect of Cash Management Agreements;

(f)            Debt outstanding on the date hereof and listed on Schedule 6B(f) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Parent, the Company and the other Subsidiaries or the holders of the Notes than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Debt does not exceed the then applicable market interest rate;

(g)           the Debt to be Repaid (which Debt shall include the Term B-2 Loan (as defined in the Credit Agreement) if such Term B-2 Loan is funded prior to the date of closing) set forth on Schedule 6B(g) (so long as such Debt is repaid on the date of closing);

(h)           Contingent Liabilities arising with respect to indemnification obligations in favor of (i) sellers in connection with acquisitions or (ii) purchasers in connection with dispositions, in each case permitted under paragraph 6F;

(i)            Intercompany Subordinated Debt in an aggregate outstanding principal amount not at any time exceeding $87,000,000 (plus accrued paid-in-kind interest);

(j)            Contingent Liabilities in respect of guarantees of the Company or any Guarantor in respect of Debt or other obligations otherwise permitted hereunder and to the extent such Debt is required to be subordinated such Contingent Liabilities will be equally subordinated;

(k)           subject to the terms of the Intercreditor Agreement (to the extent applicable), Debt pursuant to the Credit Agreement and the Loan Documents (as defined in the Credit Agreement) in an aggregate outstanding principal amount not at any time exceeding $515,000,000, and any refinancings, refundings, renewals or extensions thereof to the extent permitted under the Intercreditor Agreement (to the extent applicable), provided that the Term B-2 Loan (as defined in the Credit Agreement) shall not be permitted under this clause (k) and instead is addressed in the foregoing clause (g);

(l)            unsecured Debt and Debt secured by Liens permitted under paragraph 6C(h), in addition to the Debt listed above, collectively, in an aggregate outstanding principal amount not at any time exceeding $20,000,000 so long as (i) no Default or Event of Default has occurred and is continuing on the date of any such Debt is incurred or would result therefrom, and (ii) after giving effect to such Debt, the Parent and its Subsidiaries are in compliance on a pro forma basis with the financial covenants set forth in paragraph 6A as of the last day of the most recent fiscal quarter for which an Officer’s Certificate of the Parent has been delivered in accordance with paragraph 5A; and

(m)          other unsecured Debt, in addition to the Debt listed above, in an aggregate outstanding principal amount not at any time exceeding $30,000,000 so long as (i) such Debt is subordinated to the Notes, and pursuant to documentation, on terms satisfactory to the Required Holders, (ii) no Default or Event of Default has occurred and is continuing on the date of any such Debt is incurred or would result therefrom, and (iii) after giving effect to such Debt, the Parent and its Subsidiaries are in compliance on a pro forma basis with the financial covenants set forth in paragraph 6A as of the last day of the most recent fiscal quarter for which an Officer’s Certificate of the Parent has been delivered in accordance with paragraph 5A.

6C.          Liens.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)           Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)           Liens arising in the ordinary course of business (such as (i) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c)           Liens described on Schedule 6C as of the date of closing;

(d)           subject to the limitation set forth in paragraph 6B(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Guarantor (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

(e)           attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)            easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Parent, the Company or any other Subsidiary;

(g)           Liens in favor of the Collateral Agent arising under the Collateral Documents, which also may secure, subject to the terms of the Intercreditor Agreement (to the extent applicable), the obligations under the Credit Agreement to the extent permitted under paragraph 6B(k);

(h)           Liens on the property of a Person existing at the time such Person becomes a Subsidiary of the Company in a transaction permitted hereunder; provided, however, that any such Lien may not extend to any other property of the Parent, the Company or any other Subsidiary that is not a Subsidiary of such Person; provided, further, that any such Lien was not created in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company; and

(i)            the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

6D.          Operating Leases.  Each of the Parent and the Company covenants that it shall not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Parent, the Company and the other Subsidiaries (on a consolidated basis) to exceed $5,000,000 in any fiscal year.

6E.          Restricted Payments.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, make any distribution to any holders of its Capital Securities, purchase or redeem any of its Capital Securities, pay any management fees or similar fees or expenses to any of its equityholders or any Affiliate thereof, make any redemption, prepayment, defeasance, repurchase or any other payment in respect of any Intercompany Subordinated Debt or set aside funds for any of the foregoing. Notwithstanding the foregoing:

(a)           the Company may reimburse Parent for out-of-pocket costs and expenses incurred by Parent on behalf of or for the benefit of the Company, and for fees charged by Parent to the Company, in an aggregate amount not to exceed $4,000,000 during any fiscal year;

(b)           subject to the Intercompany Subordination Agreement, the Company may make payments in kind of scheduled interest on the Intercompany Subordinated Note at the non-default rate of interest set forth in the Intercompany Subordinated Note;

(c)           any Subsidiary may pay dividends or make other distributions to the Company or to a Domestic Subsidiary that is a Wholly-Owned Subsidiary and a Guarantor;

(d)           so long as the Company files a consolidated income tax return with Parent, the Company may make distributions to Parent to permit Parent to pay federal and state income taxes then due and owing; provided that the amount of such distribution shall not be greater, nor the receipt by the Company of tax benefits less, than they would have been had the Company not filed a consolidated return with Parent;

(e)           the Company may make, and the Parent may distribute to its shareholders, the Permitted Parent Dividends and other cash distributions to Parent from time to time so long as (i) no Default or Event of Default has occurred and is continuing on the date of any such distribution or would result therefrom, (ii) after giving effect to any such distribution (and any Debt incurred to fund such distribution), the Parent is in compliance on a pro forma basis with the financial covenants set forth in paragraph 6A as of the last day of the most recent fiscal quarter for which an Officer’s Certificate of the Parent has been delivered in accordance with paragraph 5A, and (iii) after giving effect to any such distribution, the aggregate amount of all such distributions made following the date of closing shall not exceed Cumulative Available Excess Cash Flow as of the date of such distribution; and

(f)            the Parent may satisfy its obligations in connection with the Warrants and the Underwriting Agreement.

6F.          Mergers, Consolidations, Acquisitions, Sales.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to:

(a)           be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person other than in connection with a Permitted Acquisition,

(b)           sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for the disposition of assets no longer useful or used in connection with the Company or a Guarantor’s business, sales of inventory in the ordinary course of business and obsolete or worn-out equipment, or

(c)           sell or assign with or without recourse any receivables,

except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into any other Domestic Subsidiary that is a Wholly-Owned Subsidiary and a Guarantor; (ii) any such purchase or other acquisition by the Company or any Domestic Subsidiary that is a Wholly-Owned Subsidiary and a Guarantor of the assets or Capital Securities of any Wholly-Owned Subsidiary; (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Parent) so long as the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 10% of the net book value of the consolidated assets of the Parent and its Subsidiaries as of the last day of the preceding fiscal year.

6G.          Modification of Organization Documents.  Each of the Parent and the Company covenants that it shall not permit any Organizational Documents of the Parent, the Company or any other Subsidiary to be amended or modified in any way which could reasonably be expected to adversely affect the interests of the holders of the Notes; and not change, or allow the Parent, the Company or any other Subsidiary to change, its state of formation or its organizational form upon less than 30 days’ prior notice to the holders of the Notes.

6H.          Transactions with Affiliates.   Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company, the Parent and the other Guarantors) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided, that the transactions contemplated under the Intercompany Subordinated Note shall not be deemed violative of this paragraph 6H.

6I.           Unconditional Purchase Obligations.  Except as set forth on Schedule 6I, each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

6J.          Inconsistent Agreements.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by the issuance of the Notes by the Company hereunder or by the performance by the Company or any Subsidiary of its obligations hereunder, under the Notes or under any other Transaction Document, (b) prohibit the Parent, the Company or any other Subsidiary from granting to the Collateral Agent a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or any Guarantor or (iii) transfer any of its assets or properties to the Company or any Guarantor, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

6K.          Business Activities; Issuance of Equity.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto. The Company covenants that it shall not, and each of the Parent and the Company covenants that it shall not permit any Subsidiary (other than the Parent) to, issue any Capital Securities other than any issuance by a Subsidiary to the Company or another Subsidiary that is a Guarantor in accordance with paragraphs 6E and 6L.

6L.          Investments.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except the following:

(a)           contributions by the Company to the capital of any Domestic Subsidiary that is a Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other Domestic Subsidiary that is a Wholly-Owned Subsidiary, so long as the recipient of any such capital contribution has guaranteed the Company’s obligations under the Notes and this Agreement and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its  real and personal property, in each case in accordance with paragraph 5L;

(b)           Investments constituting Debt permitted by paragraph 6B;

(c)           Contingent Liabilities constituting Debt permitted by paragraph 6B or Liens permitted by paragraph 6C;

(d)           Cash Equivalent Investments;

(e)           bank deposits in the ordinary course of business and in connection with Cash Management Agreements; provided that any such deposit accounts shall (A) be subject to a Deposit Account Control Agreement in favor of the Collateral Agent or other similar arrangement satisfactory to the Required Holders or (B) not at any time exceed $150,000;

(f)            Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g)           Investments in Foreign Subsidiaries in an aggregate amount not to exceed $500,000 at any one time outstanding; and

(h)           Investments listed on Schedule 6L as of the date of closing;

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists.

6M.         Restriction of Amendments to Certain Documents.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Guarantor to, amend or otherwise modify, or waive any rights under, the Related Agreements, if, in any case, such amendment, modification or waiver could be adverse to the interests of the holders of the Notes. Without limiting the generality of the foregoing, the Company shall not amend the International Paper Purchase Agreement in any manner which would accelerate the payment of the Earn-Out Obligations and the Company shall not prepay the Earn-Out Obligations.

6N.          Working Capital Facility.  The Company covenants that it shall not at any time fail to maintain in full force and effect a working capital credit facility with aggregate commitments to provide revolving loans to the Company of not less than $75,000,0000.

6O.         Accounting Changes; Fiscal Year.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, make any change in (a) accounting policies or reporting practices, except as permitted by GAAP, or (b) its fiscal year.

6P.          Prepayments, Etc. of Debt.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (a) the prepayment of the Notes in accordance with the terms of this Agreement, (b) regularly scheduled or required repayments or redemptions of Debt set forth in Schedule 6B(f) and refinancings and refundings of such Debt in compliance with paragraph 6B(c), (c) with respect to the term loans outstanding under the Credit Agreement, (i) scheduled principal amortization payments as provided in the Credit Agreement as in effect on the closing date, provided if the Term B-2 Loan (as defined in the Credit Agreement) has been funded prior to the date of closing, then it shall be prepaid on the date of closing with proceeds of the Notes, (ii) mandatory prepayments as provided in the Credit Agreement as in effect on the closing date, and (iii) so long as no Default or Event of Default has occurred or is continuing, optional prepayments of the Term Loans (as defined in the Credit Agreement) in accordance with the terms of this Agreement and the Intercreditor Agreement (to the extent applicable) and (d) repayments of the revolving loans outstanding under the Credit Agreement.

6Q.         Amendment, Etc. of Debt.  Each of the Parent and the Company covenants that it shall not, and shall not permit any Subsidiary to, amend, modify or change in any manner any term or condition of (a) any Debt set forth in Schedule 6B, except for (i) any refinancing, refunding, renewal or extension thereof permitted by paragraph 6B(c), (ii) in connection with Contingent Liabilities arising with respect to indemnification obligations, any modification or amendment that does not increase the amount or accelerate the time of payment of any such Debt and (iii) any other amendment or modification if, taken as a whole, such amendment or modification would not (w) be adverse in any material respect to the Parent, the Company and the other Subsidiaries, (x) shorten the final maturity or average life to maturity, (y) require any payment to be made sooner than originally scheduled or (z) increase the interest rate applicable thereto or (b) the Credit Agreement, except to the extent permitted under the Intercreditor Agreement (to the extent applicable) and in accordance with paragraph 6P hereof.

6R.          Holding Company.  The Parent covenants that it shall not engage in any business or activity other than (a) the ownership of all outstanding Capital Securities of the Company, (b) maintaining its corporate existence, (c) formation and ownership of direct or indirect Subsidiaries, (d) the issuance of Equity Interests (subject to compliance with the applicable terms of this Agreement), (e) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Company and the other Guarantors (including execution and delivery of contracts and agreements in the ordinary course of business in connection therewith), (f) the execution and delivery of the Transaction Documents and Loan Documents (as defined in the Credit Agreement) to which it is a party and the performance of its obligations thereunder, (g) fulfilling its obligations as an issuer of publicly traded securities and an entity subject to (i) regulation by the SEC and (ii) applicable securities laws and NASDAQ rules, (h) acting as the lender under the Intercompany Subordinated Note, (i) the performance of its obligations under the applicable contracts set forth on Schedule 6R, (j) the performance of its obligations under the Warrants and the Underwriting Agreement, (k) guarantees of obligations of the Company and the other Guarantors in the ordinary course of business and (l) activities incidental to the businesses or activities described in clauses (a) through (l) of this paragraph 6Q.

6S.          Limitation on Speculative Hedging.  Each of the Parent and Company covenants that it will not, and will not permit any Subsidiary to, at any time enter into any obligations under any swap, hedging or similar transactions except to the extent entered into in the ordinary course of business to hedge or limit currency exchange rate, interest rate, commodity price or other price exposures from its line of business and not entered into for speculative purposes.

6T.          Terrorism Sanctions Regulations.  Each of the Parent and the Company covenants that it will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

7.             EVENTS OF DEFAULT.

7A.          Acceleration.  If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i)            the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii)           the Company defaults in the payment of any interest on any Note for more than 3 days after the date due; or

(iii)          except for Contingent Liabilities arising with respect to indemnification obligations of the Parent, the Company or any other Subsidiary being contested in good faith by appropriate proceedings and for which the Parent, the Company or such other Subsidiary maintains adequate reserves, any default or other event shall occur under the terms applicable to (i) Debt under the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement) or (ii) any other Debt of the Parent, the Company or any other Subsidiary in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $5,000,000 and, in either case, such default or event shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Parent, the Company or any other Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity;

(iv)          any representation or warranty made by the Company, the Parent or any other Guarantor herein or in any other Transaction Document or by the Company, the Parent or any other Guarantor or any of its respective officers in any writing furnished in connection with or pursuant to this Agreement or any other Transaction Document shall be false or misleading in any material respect on the date as of which made; or

(v)           the Company fails to perform or observe any agreement contained in paragraph 4E or the Parent or the Company fails to perform or observe any agreement contained in paragraph 5C, 5E, 5H or 6; or

(vi)          (a) the Parent or the Company fails to perform or observe any agreement contained in paragraph 5A(i), (ii), (iii), (v) or (vi) or the penultimate paragraph of paragraph 5A and such failure shall not be remedied within 5 days after the earlier of the date any Responsible Officer obtains actual knowledge thereof or any notice thereof is given to the Parent or the Company by any Significant Holder, (b) the Parent or the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of the date any Responsible Officer obtains actual knowledge thereof or any notice thereof is given to the Parent or the Company by any Significant Holder, or (c) the Company or any Guarantor fails to perform or observe any agreement contained in any other Transaction Document and such failure shall not be remedied within the grace period, if any, provided therefor in such Transaction Document; or

(vii)         the Parent, the Company or any other Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Parent, the Company or any other Subsidiary applies for, consents to, or the Parent, the Company or any other Subsidiary acquiesces in the appointment of a trustee, receiver or other custodian for such Person or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Parent, the Company or any other Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Parent, the Company or any other Subsidiary, and if such case or proceeding is not commenced by such Person, it is consented to or acquiesced in by such Person, or remains for 60 days undismissed; or the Parent, the Company or any other Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing; or

(viii)        one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $5,000,000 shall be rendered against any or all of the Parent, the Company or any other Subsidiary and either (a) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (b) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect; or

(ix)           (i) any Person institutes steps to terminate a Plan if as a result of such termination the Parent, the Company or any ERISA Affiliate could be required to make a contribution to such Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (iv) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Parent, the Company or any ERISA Affiliate have incurred on the date of such withdrawal) exceeds $5,000,000; or

(x)            any Guaranty Agreement or any Collateral Document shall cease to be in full force and effect, or the Company or any Guarantor shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any Guaranty Agreement or any Collateral Document, or the Collateral Agent does not have or ceases to have a valid first priority perfected security interest (subject only to Liens permitted by paragraph 6C) in any material part of the Collateral for the benefit of the holders of the Notes; or

(xi)           an “Event of Default”, as defined in the Credit Agreement, has occurred;

(xii)          the “Maturity Date” with respect to the “Revolving Credit Facility” or the “Term A Loan” (each as defined in the Credit Agreement), has occurred before June 12, 2013 or the “Maturity Date” with respect to the “Term B Loan” (each as defined in the Credit Agreement), has occurred before June 12, 2015; or

(xiii)                          a Change of Control has occurred; or

(xiv)        any subordination provision in the Intercompany Subordination Agreement shall cease to be in full force and effect, or the Parent, the Company or any other Subsidiary shall contest in any manner the validity, binding nature or enforceability of any such provision;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (vii) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (vii) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

7B.          Rescission of Acceleration.  At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement.  No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

7C.          Notice of Acceleration or Rescission.  Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

7D.          Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement, the other Transaction Documents and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or the other Transaction Documents or in aid of the exercise of any power granted in this Agreement or any Transaction Document.  No remedy conferred in this Agreement or the other Transaction Documents upon the holder of any Note or the Collateral Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.             REPRESENTATIONS, COVENANTS AND WARRANTIES.  Each of the Parent and the Company represents, covenants and warrants as follows, both immediately before and after giving effect to the Kraft Acquisition:

8A(1).     Organization; Subsidiary Preferred Equity.  Each of the Parent and the Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary other than the Company is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized.  The Parent, the Company and each of the other Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed could be reasonably likely to have a Material Adverse Effect.  The Parent owns all of the outstanding shares of capital stock of the Company free and clear of any Liens other than Liens permitted by paragraph 6C(g).  Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary, its jurisdiction of incorporation and its ownership.  No Subsidiary has any outstanding shares of any class of capital stock or other equity interests which has priority over any other class of capital stock or other equity interests of such Subsidiary as to dividends or distributions or in liquidation except as may be owned beneficially and of record by the Company or a Wholly-Owned Subsidiary.  Except as set forth on Schedule 8A(1), there are no  options for, rights to acquire, agreements to issue, or securities exercisable for or convertible into shares of the Company’s capital stock or the equity interests of any other Subsidiary.

8A(2).     Power and Authority.  The Parent, the Company and each other Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.

8A(3).     Execution and Delivery of Transaction Documents.  The Parent, the Company and each other Subsidiary has all requisite corporate, limited liability company or partnership, as the case may be, power to execute, deliver and perform its obligations under this Agreement, the

Notes and the other Transaction Documents to which it is a party.  The execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents has been duly authorized by all requisite corporate, limited liability company or partnership, as the case may be, action, and this Agreement, the Notes and the other Transaction Documents have been duly executed and delivered by authorized officers of the Parent, the Company and each other Subsidiary which is a party thereto and are valid obligations of the Parent, the Company and each such other Subsidiary, legally binding upon and enforceable against the Parent, the Company and each such other Subsidiary in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

8B.          Financial Statements.   The Parent and the Company have furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Parent:  (i) a consolidated balance sheet of the Parent and its Subsidiaries as at December 31 in each of the years 2005 to 2007, inclusive, and consolidated statements of income, stockholders’ equity and cash flows of the Parent and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers LLP; (ii) a consolidated balance sheet of the Business as at December 31 in each of the years 2005 to 2007, inclusive, and consolidated statements of income, stockholders’ equity and cash flows of the Seller and its Subsidiaries for each such year, all reported on by PricewaterhouseCoopers LLP; and (iii) unaudited consolidated balance sheet of the Parent and its Subsidiaries as at March 31, 2008 and consolidated statements of income or operations and cash flows for the three-month period ended on each such date, prepared by the Parent.  Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Parent and its Subsidiaries and the Seller and its Subsidiaries, as applicable, required to be shown in accordance with such principles.  The balance sheets fairly present the condition of the Parent and its Subsidiaries and the Seller and its Subsidiaries, as applicable, as at the dates thereof, and the statements of income, stockholders’ equity and cash flows fairly present the results of the operations of the Parent and its Subsidiaries and the Seller and its Subsidiaries, as applicable, and their respective cash flows for the periods indicated.  Since December 31, 2007, neither the Parent nor any Subsidiary of the Parent has paid or declared any dividend on any shares of its capital stock or made any other distribution on account of any shares of its capital stock (other than dividends or distributions payable solely to the Parent or a Wholly-Owned Subsidiary of the Parent) or redeemed, purchased, retired or otherwise acquired any shares of its capital stock or any warrants, rights or options to acquire, or securities convertible into or exchangeable for, any shares of its capital stock (other than from the Parent or a Wholly-Owned Subsidiary of the Parent).  There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Parent, the Company and the other Subsidiaries taken as a whole or Seller and its Subsidiaries, taken as a whole, in either case since December 31, 2007, except as set forth on Schedule 3H.

8C.          Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Parent or the Company, threatened against the Parent, the Company or any of the other Subsidiaries, or any properties or rights of the Parent or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect, except as set forth on Schedule 8C.

8D.          Outstanding Debt.  Neither the Parent, nor the Company nor any other Subsidiaries has outstanding any Debt except as permitted by paragraph 6B.  There exists no material default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

8E.          Title to Properties.  The Parent, the Company and each of the other Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet of the Parent as at December 31, 2007 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), and after giving effect to the Kraft Acquisition, the “Purchased Assets” (as defined in the Mead Purchase Agreement) reflected in the balance sheet of the Seller as at December 31, 2007, subject to no Lien of any kind except Liens permitted by paragraph 6C.  All leases necessary in any material respect for the conduct of the respective businesses of the Parent and its Subsidiaries are valid and subsisting and are in full force and effect.

8F.          Taxes.  Except as set forth on Schedule 8F, the Parent and the Company has, and each of the other Subsidiaries has, filed all federal, state and other income tax returns which, to the knowledge of the officers of the Parent and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

8G.          Conflicting Agreements and Other Matters.  Neither the Parent, nor the Company nor any of the other Subsidiaries is a party to any contract or agreement or subject to any charter, by-law, limited liability company operating agreement, partnership agreement, or other corporate, limited liability company or partnership restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the execution nor delivery of this Agreement, the Notes or the other Transaction Documents, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes and the other Transaction Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created pursuant to the Collateral Documents) upon any of the properties or assets of the Parent, the Company or any of the other Subsidiaries pursuant to, the charter, limited liability company operating agreement, partnership agreement, by-laws, limited liability company operating agreement or partnership agreement of the Parent, the Company or any of the other Subsidiaries, any award of any arbitrator or, assuming, solely with respect to the Existing Credit Agreement, the satisfaction of the condition contained in paragraph 3J, any agreement (including any agreement with stockholders, members or partners), instrument, order, judgment, decree, statute, law, rule or regulation to which the Parent, the Company or any of the other Subsidiaries is subject.  Neither the Parent, nor the Company nor any of the other Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Parent, the Company or such other Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter, by-laws, limited liability company operating agreement or partnership agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes or Debt of any Guarantor of the type to be evidenced by the Guaranty Agreement except as set forth in the agreements listed on Schedule 8G.

8H.          Offering of Notes.  Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes, any Guaranty Agreement or any similar security of the Company or any Guarantor for sale to, or solicited any offers to buy the Notes, any Guaranty Agreement or any similar security of the Company or any Guarantor from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company, any Guarantor nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or the execution and delivery of the Guaranty Agreements to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

8I.           Use of Proceeds.  Neither the Parent, nor the Company nor any other Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”).  The proceeds of sale of the Notes will be used first, if the Term B-2 Loan (as defined in the Credit Agreement) has been funded prior to the date of closing, to repay the such Term B-2 Loan, and second to finance the Kraft Acquisition and for general corporate purposes.  None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Debt which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U.  Neither the Parent nor the Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock.  Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any of the other Transaction Documents or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

8J.          ERISA.

(a)           The Unfunded Liability of all Plans does not in the aggregate exceed the greater of (i) twenty percent of the Total Plan Liability for all such Plans and (ii) $5,000,000.  Each Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect.  There are no pending or, to the knowledge of the Company, threatened, claims, actions, investigations or lawsuits against any Plan, any fiduciary of any Plan, or the Company or any ERISA Affiliate with respect to a Plan or a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect. Within the past five years, neither the Company nor any ERISA Affiliate engaged in a transaction which resulted in a Plan with an Unfunded Liability being transferred out of the Company and its ERISA Affiliates, which could reasonably be expected to have a Material Adverse Effect.  No Termination Event has occurred or is reasonably expected to occur with respect to any Plan, which could reasonably be expected to have a Material Adverse Effect.

(b)           All contributions (if any) have been made to any Multiemployer Plan that are required to be made by the Company or any ERISA Affiliate under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any ERISA Affiliate has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any material withdrawal liability with respect to any such plan or received notice of any material claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

8K.          Governmental Consent.  Neither the nature of the Parent, of the Company or of any other Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Parent, the Company or any other Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities and other than the filings and recordings necessary to perfect the Liens in the Collateral intended to be created by the Collateral Documents described on Schedule 8K hereto and any other consent or approval that has been obtained and is in full force and effect and copies of which have been provided to the Purchasers prior to the date of closing) in connection with the execution and delivery of this Agreement or the other Transaction Documents, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof, thereof or of the Notes.

8L.          Compliance with Environmental and Other Laws.  The Parent, the Company and the other Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those  relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, could not reasonably be expected to  result in a Material Adverse Effect.

8M.         Regulatory Status.  Neither the Parent, nor the Company nor any of the other Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 2005, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

8N.          Permits and Other Operating Rights.  The Parent, the Company and each other Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Parent, the Company or any other Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and as proposed to be conducted while the Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Parent, the Company, any other Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and neither the Parent, nor the Company nor any other Subsidiary is in violation of any thereof in any material respect.

8O.         Rule 144A.  The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8P.          Absence of Financing Statements, Etc.  Except with respect to the Liens permitted by paragraph 6C hereof, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Parent, the Company or any other Subsidiary or any rights relating thereto.

8Q.         Establishment of Security Interest.  Schedule 8Q hereto sets forth as of the date of closing a complete and accurate list of (i) the name, jurisdiction of organization and organizational identification number of the Parent, the Company and each of its other Subsidiaries, (ii) if the Parent, the Company or any other Subsidiary is not a “registered organization” (as defined in the UCC) organized under that law of a “State” (as defined in the UCC), the location of its place of business (if it has only one place of business) or its chief executive office (if it has more than one place of business), (iii) all real property owned or leased by the Parent, the Company or any of the other Subsidiaries, and (iv) all registered patents, trademarks, trade names, service marks, services names or copyrights owned or licensed by the Parent, the Company or any of the other Subsidiaries.  As of the date hereof, all filings, assignments, pledges and deposits of documents or instruments have been made, and all other actions have been taken, that are necessary or advisable under applicable law and are required to be made or taken on or prior to the date of closing under the provisions of this Agreement and the other Transaction Documents to create and perfect a security interest in the Collateral in favor of the Collateral Agent to secure the Notes, the Company’s obligations under the Credit Agreement and each Guarantor’s obligations under its Guaranty Agreement, subject to no Liens other than Liens permitted under paragraph 6C.  The Collateral and the Collateral Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (except any such setoff, claim or defense which could not, individually or in the aggregate, materially impair the rights of the Collateral Agent with respect to the Collateral).  The Parent, the Company or another Subsidiary is the owner of the Collateral described in the Collateral Documents free from any Lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under paragraph 6C.

8R.                            Foreign Assets Control Regulations, Etc.

(i)            Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii)           Neither the Parent, nor the Company nor any other Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii)          No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

8S.          Disclosure.  Neither this Agreement, any other Transaction Document nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Parent, the Company or any Subsidiary in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  There is no fact or facts  peculiar to the Parent, the Company or any of the other Subsidiaries which materially adversely affects or in the future may (so far as the Parent or the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Parent, the Company or any of the other Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Parent prior to the date hereof in connection with the transactions contemplated hereby.  Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

8T.                              Labor Matters.  Except as set forth on Schedule 8T, neither the Parent, nor the Company nor any other Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Parent, the Company or any other Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Parent, the Company and the other Subsidiaries are not in material violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

8U.                              Related Agreements, etc.

(a)           The Company has heretofore furnished the Purchasers a true and correct copy of the Related Agreements;

(b)           The Parent, the Company and each other Subsidiary and, to the Company’s knowledge, each other party to the Related Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Related Agreements and the consummation of transactions contemplated thereby;

(c)           The Related Transactions will comply in all material respects with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Parent, the Company and the other Subsidiaries and, to the Parent’s and the Company’s knowledge, each other party to the Related Agreements in connection with the Related Transactions will be, prior to consummation of the Related Transactions, duly obtained and will be in full force and effect. As of the date of the Related Agreements, all applicable waiting periods with respect to the Related Transactions will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Related Transactions;

(d)           The execution and delivery of the Related Agreements did not, and the consummation of the Related Transactions will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Parent, the Company or any other Subsidiary or, to the Parent’s and the Company’s knowledge, any other party to the Related Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Parent, the Company or any other Subsidiary is a party or by which the Parent, the Company or any other Subsidiary is bound or, to the Parent’s or the Company’s knowledge, to which any other party to the Related Agreements is a party or by which any such party is bound; and

(e)                                  No statement or representation made in the Related Agreements by the Parent, the Company or any other Subsidiary or, to the Parent’s or the Company’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

8V.                             Casualty, Etc.  Except as set forth on Schedule 8V, neither the businesses nor the properties of the Parent, the Company or any other Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8W.                         Material Contracts.  Schedule 8W lists, as of the date of closing, each Material Contract to which the Parent, the Company or any other Subsidiary is a party, by which either of them or their respective properties is bound or to which either of them is subject.  As of the date of closing, except as set forth on Schedule 8W, (a) each Material Contract is in full force and effect and is enforceable by the Parent, the Company and each other Subsidiary party thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, statutes or rules of general application affecting the enforcement of creditor’s rights or general principles of equity, and (b) neither the Parent, nor the Company nor any other Subsidiary, nor, to the knowledge of the Parent, the Company and the other Subsidiaries, any other party thereto, is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

8X.                             Kraft Acquisition Documents.  With respect to each of the Kraft Acquisition Documents, (i) all representations made by the Parent, the Company or any other Subsidiary in the Kraft Acquisition Documents are complete, true and correct in all material respects as of the date of closing; (ii) the execution and delivery by the Parent, the Company or any other Subsidiary of the Kraft Acquisition Documents and the consummation of the transactions therein contemplated or the compliance with the provisions thereof will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent, the Company or such other Subsidiary or any of the provisions of the organizational documents of the Parent, the Company or any other Subsidiary or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Parent, the Company or any other Subsidiary is a party or subject, or by which the Parent, the Company or any other Subsidiary or any property of the Parent, the Company or any other Subsidiary is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking, except to the extent such violation, conflict or default would not reasonably be likely to result in a Material Adverse Effect; (iii) no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Kraft Acquisition

Documents except those which have already been obtained or given; and (iv) upon the effectiveness of this Agreement, all conditions to effectiveness of the Mead Purchase Agreement have been satisfied.

9.                                      REPRESENTATIONS OF EACH PURCHASER.  Each Purchaser represents as follows:

9A.                             Nature of Purchase.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

9B.                             Source of Funds.  At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(i)                                     the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(ii)                                  the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(iii)                               the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(iv)                              the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM

Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

(v)                                 the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)                              the Source is a governmental plan; or

(vii)                           the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

(viii)                        the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

10.                               DEFINITIONS; ACCOUNTING MATTERS.  For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

10A.                      Yield-Maintenance Terms.

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A(2), 4B or 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such

Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for the most recent actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on Bloomberg Financial Markets or, if Bloomberg Financial Markets shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable (including by way of interpolation), the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or (ii) of the preceding sentence, such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A(2), 4B or 4E or is declared to be or otherwise becomes due and payable pursuant to paragraph 7A, as the context requires.

“Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal.  The Yield-Maintenance Amount shall in no event be less than zero.

10B.                      Other Terms.

“Account Debtor” has the meaning set forth in the Security Agreement.

“Account or Accounts” has the meaning set forth in the UCC.

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Adjusted Working Capital” shall mean the remainder of: (a) (i) the consolidated current assets of the Company and its Subsidiaries minus (ii) the amount of cash and cash equivalents included in such consolidated current assets; minus (b) (i) consolidated current liabilities of the Company and its Subsidiaries minus (ii) the amount of short-term Debt (including current maturities of long-term Debt) of the Company and its Subsidiaries included in such consolidated current liabilities.

“Affiliate” shall mean (i) with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Affiliate of Prudential then acts as investment advisor or portfolio manager.  A Person shall be deemed to control a corporation or other entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Asset Disposition” shall mean the sale, lease, assignment or other transfer for value (each, a “Disposition”) by the Parent, the Company or any other Subsidiary to any Person (other than the Company or a Guarantor) of any asset or right of the Parent, the Company or such other Subsidiary (including, the loss, destruction or damage of any portion thereof or any actual or threatened (in writing to the Parent, the Company or any other Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof) other than (a) the sale or lease of inventory in the ordinary course of business and (b) other Dispositions in any fiscal year the Net Proceeds of which do not in the aggregate exceed $5,000,000.

“Bank Agent” shall mean Bank of America, N.A., as agent for the Banks under the Credit Agreement, and its successors and assigns in that capacity.

“Banks” shall mean the institutions from time to time party to the Credit Agreement as lenders, and their respective successors and assigns.

“BONY Documents” shall mean (a) Acknowledgment of Assignment of Indebtedness and Related Liens dated contemporaneously with the date of closing, executed by The Bank of New York and addressed to the Seller, Cogen South L.L.C. and Oak Acquisition, LLC, (b) Assignment of Mortgage and Assignment of Rents and Assignment and Security Agreement dated contemporaneously with the date of closing, executed by The Bank of New York for the benefit of Oak Acquisition, LLC, (c) the Resignation of Agent/Appointment of New Agent letter dated contemporaneously with the date of closing, executed by The Bank of New York and addressed to the Seller, Cogen South L.L.C. and Oak Acquisition, LLC, and (d) the Letter Agreement relating to the assignment of Collateral from the Bank of New York to Oak Acquisition, LLC.

“Business” has the meaning given such term in the Mead Purchase Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Expenditures” shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Parent, including expenditures in respect of Capital Leases, but excluding any such expenditures for which the Company has been reimbursed by the Seller pursuant to the Kraft Acquisition Documents and expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Securities” shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the date of closing, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests) or any other equivalent of such ownership interest.

“Capital Lease” shall mean, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalent Investment” shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by S&P or P-l by Moody’s, (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight federal funds transaction that is issued or sold by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (d) any repurchase agreement entered into with any commercial banking institution of the nature referred to in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Required Holders.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, credit card processing, purchase card, ACH transactions, electronic funds transfer and other cash management arrangements.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Capital Securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Capital Securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided that the acquisition by any one or more Exempt Persons (as defined below) (acting singly or in concert) of the “beneficial ownership” of 35% or more of the Capital Securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) shall not be a Change of Control; (b) a majority of the members of the Board of Directors of the Parent shall cease to be Continuing Members (as defined below); (c) the Parent shall cease to own and control 100% of each class of the outstanding Capital Securities of the Company; (d) the Company shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary (other than the Company); or (e) all of Roger W. Stone (or a replacement reasonably satisfactory to the Required Holders),

Matthew Kaplan (or a replacement reasonably satisfactory to the Required Holders) and Timothy Keneally (or a replacement reasonably satisfactory to the Required Holders) shall cease at any time to be employed full time by the Parent in a position at least equivalent to their current respective positions; provided, however, such an event under this clause (e) shall not constitute a Change of Control for up to 135 days if the Parent is diligently working to replace such Person(s) with a reasonably qualified candidate (or candidates) to perform the same or similar duties as such Person(s).  For purposes of the foregoing, (x) “Continuing Member” shall mean a member of the Board of Directors of Parent who either (i) was a member of Parent’s Board of Directors on the day before the date of closing and has been such continuously thereafter or (ii) became a member of such Board of Directors after the day before the date of closing and whose election or nomination for election by the stockholders of Parent was approved by a vote of the majority of the Continuing Members then members of Parent’s Board of Directors and (y) “Exempt Person” shall mean each member of the class consisting of:  (i) Roger Stone, (ii) Matthew Kaplan and (iii) so long as voting control is retained by such Person, any spouse, lineal descendant, parent or sibling of such Person, or any trust or similar estate planning entity controlled by such Person or whose beneficiaries or owners are solely comprised of such Person’s spouse, lineal descendant, parent or sibling.

“closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Cogen Junior Notes” shall mean the subordinated promissory note from Cogen JV to the Company dated October 22, 2001 in the original principal amount of $9,500,000 and the subordinated promissory note from Cogen JV to the Company dated December 31, 2004 in the original principal amount of $57,500,000.

“Cogen JV” shall mean Cogen South LLC, a Delaware limited liability company.

“Cogen Loan Agreement” shall mean that certain Amended and Restated Construction and Term Loan Agreement of Cogen JV dated as of December 15, 1996, as amended or assigned, and all documents executed in connection therewith.

“Cogen Notes” shall mean the Cogen Senior Notes and the Cogen Junior Notes.

“Cogen Senior Notes” shall mean all indebtedness outstanding under the Cogen Loan Agreement, including those certain Replacement Promissory Notes dated as of December 31, 1998 executed by Cogen JV in favor of the Company in the principal amounts of $50,000,000 and $8,039,721.92, respectively.

“Collateral” shall mean all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Banks and the holders of the Notes.

“Collateral Agent” shall mean Bank of America, N.A., in its capacity as collateral agent under the Intercreditor Agreement, and its successor and assigns in that capacity.

“Collateral Documents” shall mean the Security Agreements, the Mortgages, the Deposit Account Control Agreements, the Securities Account Control Agreements, the estoppel and consent agreements, and any other agreement, document or instrument in effect on the date of closing or executed by the Parent or any Subsidiary after the date of closing under which the Parent or such Subsidiary has granted a lien upon or security interest in any property or assets to the Collateral Agent to secure all or any part of the obligations of the Company under this Agreement or the Notes or of any Guarantor under any Guaranty Agreement, and all financing statements, certificates, documents and instruments relating thereto or executed or provided in connection therewith, each as amended, restated, supplemented or otherwise modified from time to time.

“Consolidated Net Income” shall mean, with respect to the Parent and its Subsidiaries for any period, the net income (or loss) of the Parent and its Subsidiaries for such period, excluding any gains from Asset Dispositions, any extraordinary gains and any gains from discontinued operations.

“Contingent Liability” shall mean, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) induces the issuance of any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability which is in the form of a guaranty of Debt shall (subject to the limitation set forth below and any other limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.  The amount of any Contingent Liability which is not in the form of a guaranty of Debt shall be equal to the reasonably anticipated maximum amount of such Contingent Liability as determined by such Person in good faith.

“Credit Agreement” shall mean the “Credit Agreement”, dated as of June 12, 2008, between the Parent, the Company, the Bank Agent and the Banks, as amended, restated, supplemented or otherwise modified from time to time.

“Cumulative Available Excess Cash Flow” shall mean, as of any date of determination, the sum of Available Excess Cash Flow (as defined below) for each of the fiscal years ended prior to such date of determination for which audited financial statements of the Parent and its Subsidiaries have been delivered to each Significant Holder in accordance with paragraph 5A(iii) (commencing with the 2008 fiscal year). “Available Excess Cash Flow” shall mean (a) with respect to the 2008 fiscal year, 50% of Excess Cash Flow for the period commencing the date of closing through the end of such fiscal year, (b) with respect to the 2009 fiscal year, 50% of Excess Cash Flow for such fiscal year and (c) with respect to the 2010 fiscal year and each fiscal year thereafter, (i) if as of such date of determination the Total Leverage Ratio is greater than or equal to 2.0:1.0, 50% of Excess Cash Flow for such fiscal year and (ii) if as of such date of determination the Total Leverage Ratio is less than 2.0:1.0, 100% of Excess Cash Flow for such fiscal year.

“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business but including the Earn-Out Obligations), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Contingent Liabilities of such Person, (h) all Debt of any partnership of which such Person is a general partner, (i) the principal portion of all obligations of such Person under Synthetic Lease Obligations and other Off-Balance Sheet Liabilities (excluding Operating Leases to the extent they would otherwise be included) and (j) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Debt to be Repaid” shall mean Debt listed on Schedule 6B(g).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any of the events specified in paragraph 7A, whether or not any requirement for such event to become an Event of Default has been satisfied.

“Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 10.30% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time as its “prime rate.”

“Deposit Account Control Agreement” shall mean an agreement, among the Company or a Guarantor, a depository institution, and the Collateral Agent, which agreement is in a form acceptable to the Collateral Agent and which provides the Collateral Agent with “control” (as such term is used in Article 9 of the Uniform Commercial Code) over the deposit account(s) described therein, as the same may be amended, modified, extended, restated, replaced, or supplemented from time to time.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earn-Out Obligations” shall mean the Company’s payment obligations under Sections 1.11 and 1.12 of the International Paper Purchase Agreement.

“EBITDA” shall mean, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income for such period (without duplication), (a) Interest Expense, (b) income tax expense, (c) depreciation and amortization, (d) extraordinary losses (or less gains), net of related tax effects, (e) other non-cash charges or losses (or less gains or income) for which no cash outlay (or cash receipt) is foreseeable, (f) “cold mill” maintenance outage costs in an aggregate amount of up to $7,500,000 for the term of this Agreement (it being understood that such add-back shall only be permitted in connection with one such outage until all of the Notes have been repaid in full) but only to the extent that (i) the aggregate amount of such costs for such period exceeds the actual expense allocable to such outage during such period and (ii) any such resulting add-back is applied to reduce EBITDA in the future periods to which such expenses actually relate on a dollar for dollar basis and (g) expenses and fees incurred to consummate the transactions contemplated by the Transaction Documents in an aggregate amount for all periods not exceeding $13,500,000. For purposes of calculating the Total Leverage Ratio and the Fixed Charge Coverage Ratio, (i) EBITDA shall be deemed to be: $38,877,600 for the fiscal quarter ending September 30, 2007, $39,298,700 for the fiscal quarter ending December 31, 2007 and $33,475,400 for the fiscal quarter ending March 31, 2008 and (ii) EBITDA for the period from April 1, 2008 to the date of closing shall be determined in a manner consistent with clause (i) above.

“Environmental Claims” shall mean all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

“Environmental Laws” shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent, the Company or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Parent or the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

“Event of Default” shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

“Excess Cash Flow” shall mean, for any period, (a) EBITDA for such period, minus (b) scheduled repayments of principal of the Term Loans (as defined in the Credit Agreement) made during such period, minus (c) voluntary prepayments of the Term Loans (as defined in the Credit Agreement) during such period, minus (d) scheduled or voluntary prepayments of the Notes during such period, minus (e) cash payments made in such period with respect to Capital Expenditures (to the extent such cash payments are unfinanced), minus (f) all income taxes paid in cash by the Company and the Guarantors during such period, minus (g) cash Interest Expense of the Company and the Guarantors during such period, minus (h) any cash losses (and plus any cash gains) from extraordinary items to the extent excluded from the calculation of EBITDA, minus (i) any increase in Adjusted Working Capital for such period.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Credit Agreement” shall have the same meaning given in paragraph 3J hereof

“Extraordinary Receipt” shall mean any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“FILOT Lease” shall mean, collectively, (i) the lease agreement to be entered into on or before the date of closing between Charleston County, South Carolina and KapStone Charleston Kraft LLC and (ii) the lease agreement to be entered into on or before the date of closing between Charleston County, South Carolina and Cogen South LLC.

“Fixed Charge Coverage Ratio” shall mean, as of the last day of any fiscal quarter, for the period of four consecutive fiscal quarters ending in such date, the ratio of (a) the total for such period of (i) EBITDA minus (ii) the sum of income taxes paid in cash by the Parent and its Subsidiaries minus (iii) cash dividends paid during such period minus (iv) all unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Notes and the Term Loans (as defined in the Credit Agreement) but excluding the Revolving Credit Loans (as defined in the Credit Agreement) and the Intercompany Subordinated Debt); provided, with respect to each of clauses (a)(ii), (a)(iii), (a)(iv), (b)(i) and (b)(ii) above, for any fiscal quarter ending during the first three full fiscal quarters following the date of closing, the relevant amount shall be determined not by taking the actual amount for such four consecutive fiscal quarter period but instead by dividing (x) the actual amount of such item from the date of closing to such fiscal quarter end by (y) the number of days from (and including) the date of closing to (and including) such fiscal quarter end and multiplying the quotient by 365.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Funded Debt” shall mean, as to any Person, all Debt for borrowed money of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any Swap Contract.

“Guarantor” shall mean the Parent and each Domestic Subsidiary of the Company in existence as of the date of closing and each other Person which may from time to time execute a Guaranty Agreement.

“Guaranty Agreement” and “Guaranty Agreements” shall have the same meaning given in paragraph 3A (iii) hereof.

“including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

“Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

“Intercompany Subordinated Debt” shall mean unsecured Debt of the Company to Parent in respect of the loan made by Parent to the Company pursuant to the Intercompany Subordinated Note.

“Intercompany Subordinated Note” shall mean that certain Subordinated Promissory Note dated as of the date of closing by the Company in favor of Parent.

“Intercompany Subordination Agreement” shall mean that certain Subordination and Intercreditor Agreement dated as of the date hereof by and among Parent, Company, the Bank Agent and the holders of the Notes, as amended, restated or otherwise modified from time to time pursuant to the terms thereof.

“Intercreditor Agreement” shall have the meaning given in paragraph 3A(ii) hereof.

“Interest Expense” shall mean for any period the consolidated interest expense of the Parent and its Subsidiaries for such period (including all imputed interest on Capital Leases).

“International Paper Purchase Agreement” shall mean that certain Purchase Agreement dated as of June 23, 2006 among the Parent, the Company and International Paper Company, as amended from time to time.

“Investment” shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any Debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Kraft Acquisition” shall have the meaning given  in paragraph 3K.

“Kraft Acquisition Documents” shall have the meaning given  in paragraph 3K.

“Lien” shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Company and the Guarantors taken as a whole, (b) a material impairment of the ability of the Company or any Guarantor to perform any of its respective obligations under this Agreement the Notes or any other Transaction Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Guarantor of any Transaction Document.

“Material Contract” shall mean, with respect to any Person, (a) each contract or other agreement, written or oral, to which such Person is a party involving aggregate consideration payable to or by such Person of $10,000,000 or more and (b) any other contract, agreement, permit or license, written or oral, to which such Person is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Mead Purchase Agreement” shall have the meaning given in paragraph 3K hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” and “Mortgages” shall have the meaning given in paragraph 3A(v) hereof.

“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Cash Proceeds” shall mean:

(a)                                  with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Guarantor pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Senior Debt);

(b)                                 with respect to any issuance or exercise of Capital Securities (including, without limitation, the Warrants), the aggregate cash proceeds received by the Company or any Guarantor pursuant to such issuance or exercise, net of the direct costs relating to such issuance or exercise (including sales and underwriters’ commissions); and

(c)                                  with respect to any issuance of Debt, the aggregate cash proceeds received by the Parent, the Company or any other Subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’ and placement fees).

“Notes” shall have the meaning given in paragraph 1 hereof.

“Off-Balance Sheet Liabilities” shall mean, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization or similar transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws); or (b) the monetary obligations under any financing lease (excluding any operating lease) or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of  a borrowing).

“Officer’s Certificate” shall mean a certificate signed in the name of the Parent or the Company, as applicable, by its President, one of its Vice Presidents or its Treasurer.

“Operating Lease” shall mean any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Guarantor, as lessee, other than any Capital Lease and obligations in respect of the FILOT Lease.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Permitted Acquisition” shall mean any Proposed Acquisition which is either (a) approved in writing by the Required Holders or (b) which satisfies each of the following conditions:

(i)                                     Other than Debt permitted under paragraph 6B, neither the Parent, nor the Company nor any other Subsidiary shall incur or assume any Debt or other liabilities in connection with such Proposed Acquisition except for ordinary course trade payables and accrued expenses. No earn-out or similar payment obligations shall be incurred in connection with such Proposed Acquisition unless approved in writing by the Required Holders ;

(ii)                                  Before and after giving effect to such Proposed Acquisition, no Default or Event of Default shall have occurred and be continuing;

(iii)                               The aggregate amount payable in connection with, and other consideration for (in each case, including all transaction costs and all Debt, liabilities and Contingent Liabilities incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of the Parent and such acquired Person) such Proposed Acquisition and all other Permitted Acquisitions under clause (b) of this definition shall not exceed $60,000,000;

(iv)                              After giving effect to such Proposed Acquisition, the Parent shall be in compliance on a pro forma basis with the financial covenants set forth in paragraph 6A, recomputed for the most recent fiscal quarter for which financial statements have been delivered;

(v)                                 Upon consummation of such Proposed Acquisition, the Collateral Agent shall have a perfected first priority Lien upon all assets acquired in connection therewith, subject only to Permitted Liens;

(vi)                              Not less than twenty (20) Business Days prior to consummating such Proposed Acquisition, the Company shall deliver to the holders of the Notes an acquisition summary with respect to such Proposed Acquisition, such summary to include (A) a reasonably detailed description of the business to be acquired (including financial information) and operating results (including financial statements in form and substance reasonably satisfactory to the Required Holders), (B) the terms and conditions, including economic terms, of the Proposed Acquisition, and (C) pro forma financial projections for the Parent and its Subsidiaries for the four fiscal quarters following the date of such Proposed Acquisition, together with a calculation of the Parent’s compliance on a Pro Forma Basis with the financial covenants set forth in paragraph 6A for such period, in each case in form and substance reasonably satisfactory to the Required Holders;

(vii)                           The holders of the Notes shall have been furnished with copies of the Company’s business, legal and environmental due diligence with respect to the proposed business and assets to be acquired, with results reasonably satisfactory to the Required Holders; and

(viii)                        Prior to consummating such Proposed Acquisition, the Company shall provide the holders of the Notes with all acquisition documents relating thereto and such other information (including officer’s certificates and opinions of counsel) as the Required Holders shall reasonably request in order to confirm that the conditions set forth herein have been satisfied.

“Permitted Lien” shall mean a Lien expressly permitted hereunder pursuant to paragraph 6C.

“Permitted Parent Dividends” shall mean the dividend the Company is permitted to pay to the Parent in an aggregate amount not to exceed (a) (i) from the date of closing through the fiscal year ending December 31, 2009, 50% of Cumulative Available Excess Cash Flow and (ii) thereafter, 100% of Cumulative Available Excess Cash Flow plus (b) an aggregate amount of up to $500,000 in connection with the redemption of the Warrants pursuant to the terms thereof and in connection with the obligations of the Parent pursuant to the Underwriting Agreement, if applicable.

“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

“Pro Forma Basis” shall mean, with respect to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction, as if each such Pro Forma Transaction had been consummated on the first day of such period.

“Pro Forma Transaction” shall mean any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, including any incurrence or repayment of Debt.

“Proposed Acquisition” shall mean (a) any proposed acquisition that is consensual and approved by the board of directors of such Proposed Acquisition Target, of all or substantially all of the assets or Capital Securities of any Proposed Acquisition Target by the Company or any Subsidiary of the Company or (b) any proposed merger of any Proposed Acquisition Target with or into the Company or any Subsidiary of the Company (and, in the case of a merger with the Company, with the Company being the surviving corporation).

“Proposed Acquisition Target” shall mean any Person or any brand, line of business, division, branch, operating division or other unit operation of any Person.

“Proposed Prepayment Date” shall have the meaning given in paragraph 4E(4) hereof.

“Prudential” shall mean The Prudential Insurance Company of America.

“Purchasers” shall have the meaning given in the introductory paragraph hereof.

“Ratable Portion” shall mean, as of any date of determination, with respect to the Notes of any holder of the Notes that has accepted an offer to prepay the Notes upon a Senior Debt Prepayment Event pursuant to paragraph 4E, an amount equal to the product of (a) the Net Cash Proceeds required under the Credit Agreement to be applied to the prepayment of any Senior Debt in connection with such Senior Debt Prepayment Event multiplied by (b) a fraction, the numerator of which is (x) the then aggregate outstanding principal amount of the Notes held by such holder (y) the denominator of which is the then aggregate outstanding principal amount of all Senior Debt to which such Net Cash Proceeds are so required to be applied.

“Related Agreements” shall mean the Kraft Acquisition Documents and all agreements and instruments entered into or delivered in connection therewith, including without limitation all supply agreements and transitional services agreements with Seller.

“Related Transactions” shall mean the transactions contemplated by the Related Agreements.

“Reportable Event” shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any Guarantor or any other officer of the Parent or the Company or any Guarantor involved principally in its financial administration or its controllership function.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SCANA Side Letters” shall mean those certain letter agreements dated as of April 3, 2008 and April 4, 2008, among MeadWestvaco Corporation, MeadWestvaco South Carolina LLC, SCANA Corporation, South Carolina Electric and Gas Company, Cogen South L.L.C., the Parent and Oak Acquisition LLC.

“Securities Account Control Agreements” shall have the meaning given in the Security Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Agreement” and “Security Agreements” shall have the meaning given in paragraph 3A(iv) hereof.

“Seller” shall mean a collective reference to MeadWestvaco Corporation and MeadWestvaco South Carolina LLC.

“Senior Debt” shall mean the Notes and the “Loans” (as defined in the Credit Agreement).

“Senior Debt Prepayment Event” shall mean any event giving rise to the requirement to make a prepayment of Senior Debt pursuant to Section 2.05(b)(i), (ii), (iii), (iv), (v) or (vi) of the Credit Agreement as in effect on the date of closing.

“Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.  For the avoidance of doubt, any reference to a “Subsidiary” of the Parent shall include the Company.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).  In no event shall any Operating Lease or any FILOT Lease be construed as a Synthetic Lease Obligation.

“Teachers” shall mean Teachers Insurance and Annuity Association of America.

“Termination Event” shall mean, with respect to a Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Company or any ERISA Affiliate from such Plan during a plan year in which the Company or any ERISA Affiliate was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate the Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

“Total Debt” shall mean all Debt of the Parent and its Subsidiaries, determined on a consolidated basis, excluding (a) contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than the Company or any Guarantor or in respect of Letters of Credit (as defined in the Credit Agreement)), (b) Hedging Obligations, (c) Debt of the Parent to Subsidiaries and Debt of Subsidiaries to the Parent or to other Subsidiaries and (d) the Earn-Out Obligations.

“Total Leverage Ratio” shall mean, as of the last day of any fiscal quarter, the ratio of (a) Total Debt as of such day to (b) EBITDA for the period of four consecutive fiscal quarters ending on such day.

“Total Plan Liability” shall mean, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Transaction Documents” shall mean this Agreement, the Notes, the Intercreditor Agreement, the Guaranty Agreements, the Collateral Documents, the Intercompany Note Subordination Agreement and the other agreements, documents, certificates and instruments now or hereafter executed or delivered by the Company or any Subsidiary or Affiliate in connection with this Agreement.

“Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Illinois; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Underwriting Agreement” shall mean the Underwriting Agreement dated on or about August 15, 2005 between Stone Arcade Acquisition Corporation, Morgan Joseph & Co., Inc., as Representative, and the other Underwriters identified therein, as in effect on the date of closing.

“Unfunded Liability” shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

“USA Patriot Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Warrants” shall mean those certain warrants to purchase 40,000,000 shares of common stock of the Parent at an exercise price of $5.00 per share dated on or about August 15, 2005.

“Wholly-Owned Subsidiary” shall mean any Subsidiary of the Company all of the outstanding capital stock or other equity interests of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company.

10C.                      Accounting Principles, Terms and Determinations.  All references in this Agreement to “generally accepted accounting principles” or “GAAP” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.  Notwithstanding the foregoing, if at any time any change in GAAP or in accounting practices as permitted under paragraph 6N hereof would affect the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or accounting practices (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or past accounting practices prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or accounting practices, as appropriate.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.  All references herein to consolidated financial statements of the Parent and its Subsidiaries or to the determination of any amount for the Parent and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Parent is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

11.                               MISCELLANEOUS.

11A.                      Note Payments.  The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment.  Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.  The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.  No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

11B.                      Expenses.  Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

(i)                                     (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the other Transaction Documents or the issuance of the Notes;

(ii)                                  document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, any of the other Transaction Documents and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement or any other Transaction Document, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

(iii)                               the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce or cause the Collateral Agent to enforce) any rights under this Agreement, the Notes or any other Transaction Document (including, without limitation, to protect, collect, lease, sell, take possession of, release or liquidate any of the Collateral) or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case;

(iv)                              all costs and expenses, including without limitation reasonable attorneys’ fees, preparing, recording and filing all financing statements, instruments and other documents to create, perfect and fully preserve and protect the Liens granted in the Collateral Documents and the rights of the holders of the Notes or of the Collateral Agent for the benefit of the holders of the Notes; and

(v)                                 any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, except to the extent resulting from the gross negligence or willful misconduct of the holders of the Notes.

The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.

The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

11C.                      Consent to Amendments.  This Agreement may be amended, and the Parent and Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Parent and the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this

Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation  or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any  prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration.  Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent.  No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note.  Without limiting the generality of the foregoing, no negotiations or discussions in which any holder of any Note may engage regarding any possible amendments, consents or waivers with respect to this Agreement or any other Transaction Document shall constitute a waiver of any Default or Event of Default, any term of this Agreement or any other Transaction Documents or any rights of any such holder under this Agreement or any other Transaction Document.  As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

11D.                      Form, Registration, Transfer and Exchange of Notes; Lost Notes.  The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity.  The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes.  Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees.  At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.  Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing.  Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange.  Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

11E.                        Persons Deemed Owners; Participations.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, but the Company shall be entitled to deal directly with such holder notwithstanding the sale of any such participation.

11F.                        Survival of Representations and Warranties; Entire Agreement.  All representations and warranties contained herein or in any other Transaction Documents or made in writing by or on behalf of the Company or any Guarantor in connection herewith or therewith shall survive the execution and delivery of this Agreement, the other Transaction Documents and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee.  Subject to the preceding sentence, this Agreement, the other Transaction Documents and the Notes embody the entire agreement and understanding between the Purchasers, the Parent and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G.                      Successors and Assigns.  All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H.                      Independence of Covenants.  All covenants hereunder and in the other Transaction Documents shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of,  another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Parent or any Subsidiary which would result in a Default or Event of Default.

11I.                           Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Parent or the Company, addressed to it at 1101 Skokie Boulevard, Suite 300, Northbrook, Illinois, 60062, Attention: Andrea K. Tarbox, or

at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

11J.                        Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, interest on or Yield-Maintenance Amount payable with respect to any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

11K.                      Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of a Note or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11L.                       GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

11M.                    SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER TRANSACTION DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT AND THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  EACH OF THE PARENT AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I OR TO CT CORPORATION SYSTEM AT 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS  60604, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  EACH OF THE PARENT AND THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO

COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PARENT AND/OR THE COMPANY IN ANY OTHER JURISDICTION.  EACH OF THE PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT THE PARENT OR THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), EACH OF THE PARENT AND THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.  EACH OF THE PARENT AND THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

11N.                      Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11O.                     Descriptive Headings; Advice of Counsel; Interpretation; Time of the Essence.  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the other Transaction Documents, that such party has discussed this Agreement and the other Transaction Documents with its counsel and that any and all issues with respect to this Agreement and the other Transaction Documents have been resolved as set forth herein and therein.  No provision of this Agreement or any other Transaction Document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.  Time is of the essence in the performance of this Agreement and the other Transaction Documents.

11P.                       Counterparts; Facsimile or Electronic Signatures.  This Agreement may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

11Q.                     Severalty of Obligations.  The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations.  No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

11R.                      Independent Investigation.  Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Parent and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company.  No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto.  No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

11S.                       Directly or Indirectly.  Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

11T.                       Confidential Information.  For the purposes of this paragraph 11T, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Parent or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under paragraph 5A that are otherwise publicly available, provided that financial statements posted to a website to satisfy the delivery requirements of paragraph 5A shall not be deemed to be publicly available unless such financial statements, on such website or otherwise, are publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of such Purchasers’ investments), (ii) its financial advisors, agents and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 11T, (iii) any other holder of any securities of the Company or the Parent (if such holder has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11T), (iv) any Institutional Investor to which it sells or offers to sell any securities of the Company or the Parent or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11T), (v) any Person from which it offers to purchase any security of the Company or the Parent (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 11T), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or the Securities Valuation Office or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Transaction Document.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11T as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 11T.

11U.                       Transaction References.  Each of the Parent and the Company agrees that Prudential Financial Management, Inc. or any of its Affiliates may (a) refer to its role in originating the purchase of the Notes from the Company, as well as the identity of the Parent and the Company and the aggregate principal amount and issue date of the Notes, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Parent’s and/or the Company’s corporate logo in conjunction with any such reference.

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11V.       Binding Agreement.  When this Agreement is executed and delivered by the Company, the Parent and each of the Purchasers it shall become a binding agreement between the Company, the Parent and each of the Purchasers.

Very truly yours,

KAPSTONE PAPER AND PACKAGING
CORPORATION

By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chairman of the Board and CEO

KAPSTONE KRAFT PAPER CORPORATION

By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chief Executive Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY

  OF AMERICA

By:	G. Anthony Coletta
Vice President